FORM 8-A

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934


                 ENTERGY GULF STATES CAPITAL I
 (Exact name of registrant as specified in its Trust Agreement)

           Delaware                             To Be Applied For
(State of incorporation or organization)        (I.R.S. Employer
                                               Identification No.)

                       639 Loyola Avenue
                  New Orleans, Louisiana 70113
  (Address of principal executive offices, including zip code)



  Securities to be registered pursuant to Section 12(b) of the
Act:

     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be so registered
     ____% Quarterly Income
     Preferred Securities, Series A       New York Stock Exchange
     ("QUIPSSM")(and the Guarantee
     with respect thereto)

  If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box.

  If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.


  Securities to be registered pursuant to Section 12(g) of the
Act:   None



  The Commission is respectfully requested to send copies of all notices, orders and communications to:


                    Denise C. Redmann, Esq.
                     Entergy Services, Inc.
                       639 Loyola Avenue
                  New Orleans, Louisiana 70113
                         (504)576-2272

         INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be
Registered.

     The securities to be registered hereby are ____% Quarterly Income Preferred Securities,SMSSeries A (the "Preferred Securities"), of Entergy Gulf States Capital I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of Entergy Gulf States Capital I and are guaranteed by Entergy Gulf States, Inc. (the
"Company"), a Texas corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4.08 to the Registration Statement on Form S-2 of the Company and Entergy Gulf States Capital I (Registration Nos. 333-17911 and 333-17911-01) filed with the Securities and Exchange Commission (the "Commission") on December 16, 1996, and amended by Amendment No. 1 filed with the Commission on January 10, 1997 (such registration statement, as so amended (the "Registration Statement"). The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus, dated January __, 1997, to be filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, in connection with the Registration Statement (the "Prospectus"). The Prospectus and the Guarantee are incorporated by reference herein as set forth in Item 2 below.


Item 2.   Exhibits.

     The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of Entergy Gulf States Capital I are registered. Accordingly, the following Exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated below with the Securities and Exchange Commission and is incorporated herein by reference.


 Exhibit
  Number                                 Description and Method of Filing

   1(a)         The Prospectus           Filed as part of the
                                         Registration Statement
                                         of the Company and
                                         Entergy Gulf States
                                         Capital I (Reg. Nos.
                                         333-17911 and 333-17911-
                                         01).

   4(a)         Certificate of Trust of  Filed as Exhibit 4.04
                Entergy Gulf States      to the Registration
                Capital I                Statement of the
                                         Company and Entergy
                                         Gulf States Capital I
                                         (Reg. Nos. 333-17911
                                         and 333-17911-01).

   4(b)         Trust Agreement of       Filed as Exhibit 4.05
                Entergy Gulf States      to the Registration
                Capital I                Statement of the
                                         Company and Entergy
                                         Gulf States Capital I
                                         (Reg. Nos. 333-17911
                                         and 333-17911-01).

   4(c)         Form of Amended and      Filed as Exhibit 4.06
                Restated Trust           to the Registration
                Agreement of Entergy     Statement of the
                Gulf States Capital I    Company and Entergy
                                         Gulf States Capital I
                                         (Reg. Nos. 333-17911
                                         and 333-17911-01).

   4(d)         Form of Indenture        Filed as Exhibit 4.03
                between the Company and  to the Registration
                The Bank of New York,    Statement of the
                as Trustee               Company and Entergy
                                         Gulf States Capital I
                                         (Reg. Nos. 333-17911
                                         and 333-17911-01).

   4(e)         Form of Officer's        Filed as Exhibit 4.09
                Certificate              to the Registration
                                         Statement of the
                                         Company and Entergy
                                         Gulf States Capital I
                                         (Reg. Nos. 333-17911
                                         and 333-17911-01).

   4(f)         Form of Subordinated     Filed as part of
                Debenture (contained in  Exhibit 4.09 to the
                the Form of Officer's    Registration Statement
                Certificate)             of the Company and
                                         Entergy Gulf States
                                         Capital I (Reg. Nos.
                                         333-17911 and 333-17911-
                                         01).

   4(g)         Form of Guarantee        Filed as Exhibit 4.08
                Agreement                to the Registration
                                         Statement of the
                                         Company and Entergy
                                         Gulf States Capital I
                                         (Reg. Nos. 333-17911
                                         and 333-17911-01).

   5(a)         Form of Preferred        Filed as Exhibit 4.07
                Security (contained in   to the Registration
                the Form of Amended and  Statement of the
                Restated Trust           Company and Entergy
                Agreement)               Gulf States Capital I
                                         (Reg. Nos. 333-17911
                                         and 333-17911-01).

                           SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  January 10, 1997             Entergy Gulf States Capital I



                                     By: /s/ William J. Regan, Jr.
                                     William J. Regan, Jr., not in his
                                     individual capacity, but solely as
                                     Administrative Trustee



_______________________________
SM QUIPS is a servicemark of Goldman, Sachs & Co.